EXHIBIT 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $450,000	Dated as of December 18, 2024

This Amended and Restated Promissory Note amends in full, extends and modifies (i) that certain Promissory Note dated August 23, 2024 in an amount of $350,000 issued to Leading Group Limited or its registered assigns or successors in interest (the “Payee”) for a loan to Healthcare AI Acquisition Corp., a Cayman Islands exempted company (the “Maker”) for working capital purposes (the “August Note”), and (ii) that certain Promissory Note dated November 21, 2024 issued by Maker in an amount of $100,000 to Payee for working capital purposes (the “November Note” and together with the August Note, the “Existing Notes”).   The debt evidenced herein in the principal sum of FOUR HUNDRED AND FIFTY THOUSAND DOLLARS ($450,000.00) in lawful money of the United States of America, shall be paid to Payee on the terms and conditions described below. This Amended and Restated Promissory Note is referred to herein as the ‘Note” and shall replace and discharge the debt evidenced by the Existing Notes. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance of this Note shall be payable promptly after the date on which is the earliest of (i) the date on which the Maker consummates an initial business combination (a “Business Combination”) with a target business (as described in its initial public offering prospectus dated December 09, 2021 (the “Prospectus”)), (ii) the date on which the Merger Agreement is terminated in accordance with its terms  (the “Termination”), (iii) the liquidation of the Maker on or before the expiration of the time available under the Maker’s certificate of incorporation for the Maker to consummate a business combination, or such later liquidation date as may be approved by Maker’s stockholders (a “Liquidation”),or (iv)June 14, 2025 that occurs while the Note is outstanding or any time thereafter prior to the repayment of the Note.

Maker shall provide Payee at least ten (10) calendar days’ prior written notice of Business Combination, or Termination, or Liquidation.

In the event of a Liquidation, all amounts due under this Note shall be repaid in cash. In the event of a Business Combination, the Note shall be repaid in cash at the closing of the Business Combination.

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2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b)Voluntary Liquidation, Etc. The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation or other similar action, or the consent by it to the appointment of, or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under any applicable bankruptcy,  insolvency or  similar  law,  for  the  appointing  of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5. Remedies.

(a) Upon the occurrence of  an Event of  Default specified in Section 4(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

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6. Waivers.  Maker  and  all  endorsers  and  guarantors  of,  and  sureties  for,  this  Note  waive (i) presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, (ii) all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and (iii) all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution,  or  providing  for  any  stay  of  execution,  exemption  from  civil  process,  or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, maybe sold upon any such writ in whole or in part in any order desired by Payee.

7. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that maybe granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

8. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by facsimile or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Healthcare AI Acquisition Corp.

8The Green, Ste 15614, Dover DE 19901

Attn: Jiande Chen

If to Payee:

Leading Group Limited

Harneys Fiduciary (Cayman) Limited, P.O. Box 10240, 4th Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1002, Cayman islands

Attn: Zhang Li

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

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9. Construction. THIS    NOTE    SHALL   BE    CONSTRUED     AND    ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10. Jurisdiction. The courts of New York have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non- contractual obligations arising out of or in connection with this agreement) and the parties submit to the exclusive jurisdiction of the courts of New York.

11.Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.Trust Waiver. Payee has read the Prospectus and understands that Maker has established the trust account described in the Prospectus (the “Trust Account”), in an amount of approximately $[*] million for the benefit of the public stockholders and the underwriters of Maker’s initial public offering (the “Underwriters”) pursuant to the certain investment management trust agreement, dated as of December 14, 2021, between the Maker and Continental Stock Transfer & Trust Company (the “Trust Agreement”) and that, except for certain exceptions described in the Prospectus, Maker may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement.

Notwithstanding anything herein to the contrary, Payee hereby agrees that he, she or it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that, he, she or it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Maker; provided that (a) nothing herein shall serve to limit or prohibit Payee’s right to pursue a claim against the Maker for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions contemplated hereby (including a claim against the Maker to specifically perform its obligations under this Note) so long as such claim would not affect the Maker’s ability to fulfill its obligation to effectuate any redemption, and (b) nothing herein shall serve to limit or prohibit any claims that Payee may have in the future against the Maker’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account upon completion of the Business Combination and any assets that have been purchased or acquired with any such funds).

13.Amendment; Waiver. Any amendment hereto or waiver of any provision hereof maybe made with, and only with, the written consent of the Maker and the Payee.

14.Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

15.Further Assurance. The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as maybe necessary to give full effect to this Promissory Note.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

Healthcare AI Acquisition Corp. By: /s/Jiande Chen Name: Jiande Chen Title: Chief Executive Officer

Accepted and Agreed:

Leading Group Limited

By:  /s/ Zhang Li

Name: Zhang Li

Title: Director

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